SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 10, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Press Release

ITEM 7.01 REGULATION FD DISCLOSURE

On September 10, 2004, Ashford Hospitality Trust, Inc. (the “Company”) closed on its purchase of an $11.0 million mezzanine loan to Inland Pacific LLC on The Westin Westminster in Westminster, Colorado. The loan matures in September 2011, and bears interest at a stated rate of 14%. However, for the first two years, the interest rate is fixed at 12% with a share of available cash flow not to exceed the stated rate of 14%. Loan payments are interest-only throughout the seven-year term. The Company received a 1% origination fee, and the loan may be prepaid in whole or in part subject to a prepayment penalty.

A copy of the Company’s press release announcing the purchase of the $11.0 million mezzanine loan is attached hereto as Exhibit 99.39 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number
99.39	Press Release of the Company dated September 13, 2004, furnished under Item 7.01, announcing the purchase of the $11.0 million mezzanine loan.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer